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                                                                    Exhibit 1.1


                                __________ SHARES


                            AMICUS THERAPEUTICS, INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT

 ____________, 2007

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                                                           _______________, 2007

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial center
New York, New York, 10080

As representatives of the several Underwriters to be named in the within mentioned Agreement

Ladies and Gentlemen:

      Amicus Therapeutics, Inc., a Delaware corporation (the "COMPANY"), confirms its agreements with Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the Underwriters named in Schedule I hereto (the "UNDERWRITERS") for whom Morgan Stanley and Merrill Lynch are acting as representatives (in such capacity "REPRESENTATIVES") with respect to the Company's proposal to issue and sell to the Underwriters _________ shares of its Common Stock, par value $0.01 per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional ______________ shares of its Common Stock, par value $0.01 per share (the "ADDITIONAL SHARES") if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company

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to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

      For purposes of this Underwriting Agreement (this "AGREEMENT"), "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, "TIME OF SALE PROSPECTUS" means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and "BROADLY AVAILABLE ROAD SHOW" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "preliminary prospectus," "free writing prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein.

      1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

      (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
(iv) the broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under


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which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

      (c) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

      (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

      (e) The Company has no subsidiaries.

      (f) This Agreement has been duly authorized, executed and delivered by the Company.

      (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. No person is entitled to preemptive or similar rights to acquire any securities of the Company, except rights that are not triggered by the issuance of the Shares and that terminate upon the Closing Date (as defined herein). There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares of its Common Stock or any other


                                       3
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class of shares of capital stock of the Company, except as set forth in the
Prospectus. Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

      (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (j) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the agreements filed as an exhibit to the Registration Statement or any other material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "AGREEMENTS AND INSTRUMENTS"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

      (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition,


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financial or otherwise, or in the earnings, business or operations of the
Company from that set forth in the Time of Sale Prospectus.

      (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (o) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

      (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company, except to the extent disclosed in the Prospectus.


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      (q) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction except to the extent incurred in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except in connection with the departure of an employee or consultant and pursuant to the terms of an existing agreement between such person and the Company), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

      (r) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2006 have been settled and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

      (s) The Company has good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Time of Sale Prospectus.


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      (t) The Company owns or has valid, binding and enforceable licenses or other rights to the patents and patent applications, copyrights, trademarks, service marks, trade names, service names and trade secrets reasonably necessary or used in any material respect to conduct the business of the Company in the manner described in the Prospectus (collectively, the "COMPANY INTELLECTUAL PROPERTY"), except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Registration Statement (including the exhibits thereto); except as disclosed in the Prospectus, (i) the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Company Intellectual Property, (ii) the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the knowledge of the Company, infringe, interfere or conflict with any right or valid patent claim of any third party, and (iii) no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Company Intellectual Property who is listed on the records of the United States Patent and Trademark Office (the "PTO") and any co-owner of any patent application constituting Company Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is licensed to the Company, other than any licensor to the Company of such Company Intellectual Property.

      (u) All patent applications owned by the Company and filed with the PTO or any foreign or international patent authority (the "COMPANY PATENT Applications") have been duly and properly filed; the Company has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.

      (v) No material labor dispute with the employees of the Company exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company.

      (w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has never


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been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, except as described in the Time of Sale Prospectus.

      (x) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in the Time of Sale Prospectus.

      (y) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are, to the Company's knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the Registration Statement and the Prospectus the results of which reasonably call into question the results of the studies, tests and trials described in the Registration Statement or Prospectus; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would reasonably be expected to have a material adverse effect on the Company.

      (z) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking


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steps to ensure that it will be in compliance with other provisions of the
Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been
(i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

      (aa) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

      (bb) Each material contract, agreement and license to which the Company is bound is valid, binding, enforceable, and in full force and effect against the Company, and to the knowledge of the Company, each other party thereto, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Neither the Company nor, to the Company's knowledge, any other party is in breach or default in any material respect with respect to any such contract, agreement and license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.

      (cc) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Time of Sale Prospectus or the Prospectus.


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

      2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "PURCHASE PRICE").

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate _______________ Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

      4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ___________, 2007 or at such other time on the same or such other date, not later than ___________, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ___________, 2007, as shall be designated in writing by you.

      The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _____ (New York City time) on the date hereof.

      The several obligations of the Underwriters are subject to the following further conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

      (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, to the effect that there has been no occurrence or notice of any of the events referred to in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and that no stop order suspending effectiveness of the Registration Statement has been issued and no proceedings for such purpose instituted or pending or contemplated by the SEC.

      The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (c) The Underwriters shall have received on the Closing Date an opinion of Bingham McCutchen LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

            (i) the Company has been incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority necessary to own its property and to conduct the business in which it is engaged as described in the Time of Sale Prospectus, and is qualified to do business and is in good standing as a foreign corporation in the State of New Jersey;

            (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the caption "Description of Capital Stock" of each of the Time of Sale Prospectus and the Prospectus;

            (iii) based solely upon our review of the restated charter and copies of the Company's corporate minutes and stock records which are in our possession, after giving effect to the filing of the restated charter, the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

            (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares to the Underwriters is not subject to any preemptive or similar rights under the Delaware General Corporation Law, the restated charter or the by-laws of the Company or any document filed as an exhibit to the Registration Statement;

            (v) this Agreement has been duly authorized, executed and delivered by the Company;

            (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (a) violate any law, rule or regulation applicable to the Company or any existing provision of the restated charter or by-laws of the Company or, (b) to our knowledge, result in a breach of or constitute a default under, or give rise to a right of termination by any party to, any of the agreements filed as an exhibit to the Registration Statement or (c) violate any judgment, order or decree of any governmental body, agency or court that, to our knowledge, has jurisdiction over the Company; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the due execution and delivery by the Company of this Agreement and the issuance and sale of the Shares, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for the registration of the Shares under the Securities Act and any consents, approvals, authorizations, orders or qualifications as may be required under the rules and regulations of the Nasdaq Global Market or the National Association of Securities Dealers;

            (vii) the statements included in (A) the Time of Sale Prospectus and the Prospectus under the caption "Description of Capital Stock," (B) the Prospectus under the caption "Underwriters" and (C) the Registration Statement in Items 14 and 15, in each case insofar as such statements purport to summarize certain legal matters or documents referred to therein, fairly summarize the matters described therein in all material respects;

            (viii) to our knowledge, except as described in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described;

            (ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

      In addition, such counsel will include the following negative assurance sin a separate letter:

            (i) We have participated in conferences with officers and other representatives of the Company, in-house counsel for the Company, special intellectual property counsel to the Company, special regulatory counsel to the Company, you, and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.

            (ii) On the basis of and subject to the foregoing, (a) the Registration Statement, as of the effective date thereof, and the Prospectus, as of its date, (except for the financial statements, financial schedules and other financial data, and accounting information included or incorporated by reference therein or in the exhibits to the Registration Statement (collectively, the "Financial Data") as to which we express no comment) appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (b) nothing has come to our attention that has caused us to believe that, (1) at the time the Registration Statement became effective, the Registration Statement (except for the Financial Data as to which we express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the Financial Data as to which we express no comment) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the Financial Data as to which we express no comment) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The opinion and negative assurances letter described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (d) The Underwriters shall have received on the Closing Date an opinion of Baker Botts LLP, special intellectual property counsel to the Company, dated the Closing Date, substantially in the form of Exhibit A hereto.

      (e) The Underwriters shall have received on the Closing Date an opinion of Hyman, Phelps & McNamara, P.C., special Food and Drug Administration counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B hereto.

      (f) The Underwriters shall have received on the Closing Date an opinion and negative assurances letter of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in clauses 5(c)(iv), 5(c)(v), 5(c)(vii) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under "Underwriters") and the paragraph following Section 5(c)(ix) above.

      With respect to the negative assurances set forth above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

      (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

      (h) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

      (i) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

      6. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) To furnish to you, without charge, _____ signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

      (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

      (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

      (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

      (f) If, during such period after the first date of the public offering of the Shares as in the opinion of the Representatives or in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule

173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of the Representatives or in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

      (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel (including but not limited to the Company's outside corporate, regulatory and intellectual property counsel) and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

      The restrictions contained in the preceding paragraph shall not apply to
(a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the issuance or granting by the Company of equity incentives authorized under any of its equity incentive or stock purchase plans as of the date of this Agreement provided that any recipient of such issuance or grant executes a "lock-up" agreement substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

      7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

      8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) of the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives' judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or (vi) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

      10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

      (b) The Company acknowledges that in connection with the offering of the
Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

      12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of the Representatives, at the addresses specified above, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 6 Cedar Brook Drive, Cranbury, New Jersey 08512,
Attention: Douglas A Branch, Esq., with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, Attention: Julio Vega, Esq.

                           [ Signature Page Follows ]

                                        Very truly yours,

                                        AMICUS THERAPEUTICS, INC.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:
    -------------------------------
    Name:
    Title:

By: Merrill Lynch, Pierce, Fenner &
    Smith Incorporated

By:
    -------------------------------
    Name:
    Title:

                                                                      SCHEDULE I



                                                       NUMBER OF
UNDERWRITER                                             SHARES
-----------                                            ---------
Morgan Stanley & Co. Incorporated..........

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...................

J.P. Morgan Securities Inc.................

Lazard Capital Markets LLC.................

Pacific Growth Equities, LLC...............
                                                       ---------

      Total................................
                                                       =========

                                                                     SCHEDULE II

                             TIME OF SALE PROSPECTUS

1.    Preliminary Prospectus issued [date]

2. [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3. [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4. [orally communicated pricing information to be included on Schedule II if a final term sheet is not used] [to be discussed]

                                                                       EXHIBIT A

                      FORM OF OPINION OF BAKER & BOTTS LLP

                                 [SEE ATTACHED]

                     [FORM OF OPINION of BAKER & BOTTS LLP]



_______ ___, 2007


Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several Underwriters

c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      4 World Trade Financial Center
      New York, New York  10080


Re:  Opinion of Patent Counsel to Amicus Therapeutics, Inc.


Dear Ladies and Gentlemen:


      We have been retained by the Amicus Therapeutics, Inc. (the "Company"), as special intellectual property counsel to review the information relating to the Company's intellectual property contained in specified sections of the (i) the Registration Statement on Form S-1 (Registration No. 333-_______ ) filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), [as amended by _______], at the time it became effective under the 1933 Act (the "Registration Statement") and (ii) the prospectus, dated __________ ___, 2007, in the form filed by the Company under Section 424(b)(4) of the 1933 Act (the "Prospectus") [to be confirmed when the Prospectus is filed]. We have not been retained or engaged by the Company to pass upon any other information in the Registration Statement or the Prospectus, nor have we acted as counsel to the Company in any other capacity in connection with the offer and sale of the securities described in the Registration Statement or the Prospectus. This opinion is provided to you at the request of the Company pursuant to Section 5(d) of the Underwriting Agreement dated ______, 2007 (the "Underwriting Agreement") [to be confirmed when the Underwriting Agreement is finalized], among the Company and the several Underwriters named in Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Underwriting Agreement.

      In our capacity as special intellectual property counsel to the Company and in the course of our representation, we have reviewed the following sections (the "Sections") under the captions "RISK FACTORS -- Risks Related to Our Intellectual Property" and "BUSINESS -- Intellectual Property" in the Registration Statement, the Prospectus and the Time of Sale Prospectus, except for any free writing prospectus not listed on attached Schedule A:

RISK FACTORS

      RISKS RELATED TO OUR INTELLECTUAL PROPERTY

      IF WE ARE UNABLE TO OBTAIN AND MAINTAIN PROTECTION FOR THE INTELLECTUAL PROPERTY RELATING TO OUR TECHNOLOGY AND PRODUCTS, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS WILL BE ADVERSELY AFFECTED.

      IF WE FAIL TO COMPLY WITH OUR OBLIGATIONS IN OUR INTELLECTUAL PROPERTY LICENSES WITH THIRD PARTIES, WE COULD LOSE LICENSE RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS.

      IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS COULD BE ADVERSELY AFFECTED.

      IF WE INFRINGE OR ARE ALLEGED TO INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, IT WILL ADVERSELY AFFECT OUR BUSINESS.

BUSINESS

      INTELLECTUAL PROPERTY -- PATENTS AND TRADE SECRETS

      INTELLECTUAL PROPERTY -- LICENSE AGREEMENTS

      Specifically, based on facts known to us at this time and without having made a special investigation, we are of the opinion as to the Company's patents or patent applications prosecuted or being prosecuted by us that are owned or exclusively licensed by the Company (the "Owned Patents") and patents and patent applications owned by third parties that we have not prosecuted and that have been licensed to the Company (collectively with the Owned Patents, the "Patents", listed in the attached Schedule B) that:

      (i) Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, to our knowledge, no person or entity has asserted any ownership rights in any of the Patents other than the owner identified in the records in the United States Patent and Trademark Office ("USPTO"). In addition, we have filed and recorded an assignment in the USPTO for each of the Owned Patents that is a non-provisional patent application or issued patent, in which the named inventor(s) of such Owned Patents assigned their rights in those Owned Patents to the Company or the Company's Licensor, as appropriate; or if the assignment has not been executed we believe the Company is entitled to receive the assignment and the inventor(s) will provide the assignment. To our knowledge, no liens have been filed against any of the Patents in the USPTO.

      (ii) We have filed and prosecuted each of the Owned Patents in accordance with the patent statutes and the USPTO Rules of Practice.

      (iii) We have complied and are continuing to comply on an ongoing basis with the required duty of candor and good faith in dealing with the USPTO with respect to the patents or patent applications prosecuted or being prosecuted by us, including the duty to disclose to the USPTO all information known to us to be material to the patentability of each of the Owned Patents.

      In the course of our assistance in the preparation and review of the Sections, we have participated in conferences with officers and other representatives of the Company, at which the contents of the Sections were discussed, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Sections, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that (i) as of the effective date of the Registration Statement, the Sections contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements in the Sections not misleading, (ii) as of the date of the Prospectus or as of the date hereof, the Sections contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements in the Sections, in the light of the circumstances under which they were made, not misleading, or (iii) as of the date of the Time of Sale Prospectus, the Sections contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements in the Sections, in the light of the circumstances under which they were made, not misleading. Except as set forth in the Prospectus, there is no claim, action, proceeding or litigation relating to the Patents or patent rights of others that is pending or threatened against the Company before any court, governmental or administrative agency or body of which we are aware.

      To the extent the statements made in the Sections constitute summaries of law, documents or legal proceedings, in our opinion, such statements accurately summarize in all material respects the provisions of the laws, documents and proceedings referred to therein.

      Phrases herein such as "to our knowledge," "known to us," or "of which we are aware," and those with equivalent wording, refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, without any independent investigation by any lawyer of this Firm.

      We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the closing on the date hereof of the sale of the Company's Common Stock as contemplated by the Prospectus, and shall not be relied upon, quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any government agency or other person or entity, without prior written consent of this firm.

                                                Sincerely,

                SCHEDULE A -- FREE WRITING PROSPECTUSES REVIEWED

                              SCHEDULE B -- PATENTS

      [table of patents licensed by or assigned to Amicus; to be prepared]

                                                                       EXHIBIT B


                FORM OF OPINION OF HYMAN, PHELPS & MCNAMARA, P.C.



                                 [SEE ATTACHED]

                                                      DIRECT DIAL (202) 737-5600



                           [CLOSING DATE]



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 1080

  As Representatives of the several Underwriters

Re:  Opinion of FDA Regulatory Counsel to Amicus Therapeutics, Inc.

Ladies and Gentlemen:

      This opinion letter is being furnished to you at the request of Amicus Therapeutics, Inc. (the "Company"), a Delaware corporation, pursuant to Section 5(e) of the Underwriting Agreement dated _______________ between you and the Company (the "Underwriting Agreement"), relating to the public offering by the Company of 5,000,000 shares of the Company's common stock, par value $0.01 per share (the "Offering"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

      We have been retained by the Company to act as U.S. Food and Drug Administration ("FDA") regulatory counsel for the limited purpose of reviewing the information relating to FDA regulatory matters contained in certain sections of the Company's Registration Statement on Form S-1 (File No. 333.141700), which was filed with the Securities and Exchange Commission ("SEC") on __________ (the

"Registration Statement") and final Prospectus dated ____________________ (the "Prospectus") specified below. We have not been retained by the Company or anyone else to pass upon any other information in the Registration Statement or Prospectus.

      For purposes of this opinion letter, "FDA Laws", laws that we specialize in, shall mean the Federal Food, Drug, and Cosmetic Act (the "FDC Act") set forth at 21 U.S.C. Section 301 et seq., the regulations promulgated under the authority of the FDC Act, the enforcement of the FDC Act by the FDA, and judicial and administrative decisions under the FDC Act.

      In connection with this opinion letter, at your direction, we have reviewed and relied upon only the Officer's Certificate, dated ___________, signed by ______________, [title], certifying certain facts relating to the Company (the "Officer's Certificate") and attached here as Attachment A, and information in the Registration Statement and Prospectus pertaining to FDA regulatory matters under the following captions (collectively referred to herein as the "Designated Regulatory Provisions"):

RISK FACTORS

RISKS RELATED TO THE DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCT CANDIDATES

      INITIAL RESULTS FROM A CLINICAL TRIAL DO NOT ENSURE THAT THE TRIAL WILL BE SUCCESSFUL AND SUCCESS IN EARLY STAGE CLINICAL TRIALS DOES NOT ENSURE SUCCESS IN LATER-STAGE CLINICAL TRIALS.

      IF OUR PRECLINICAL STUDIES DO NOT PRODUCE POSITIVE RESULTS, IF OUR CLINICAL TRIALS ARE DELAYED OR IF SERIOUS SIDE EFFECTS ARE IDENTIFIED DURING DRUG DEVELOPMENT, WE MAY EXPERIENCE DELAYS, INCUR ADDITIONAL COSTS AND ULTIMATELY BE UNABLE TO COMMERCIALIZE OUR PRODUCT CANDIDATES.

      If we are unable to obtain adequate reimbursement from governments or third party payors for any products that we may develop or if we are unable to obtain acceptable prices for those products, our prospects for generating revenue and achieving profitability will suffer.


RISKS RELATED TO OUR DEPENDENCE ON THIRD PARTIES

      USE OF THIRD PARTIES TO MANUFACTURE OUR PRODUCT CANDIDATES MAY INCREASE THE RISK THAT WE WILL NOT HAVE SUFFICIENT QUANTITIES OF OUR PRODUCT CANDIDATES OR SUCH QUANTITIES AT AN ACCEPTABLE COST, AND CLINICAL DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCT CANDIDATES COULD BE DELAYED, PREVENTED OR IMPAIRED.

      WE RELY ON THIRD PARTIES TO CONDUCT OUR CLINICAL TRIALS AND THOSE THIRD PARTIES MAY NOT PERFORM SATISFACTORILY, INCLUDING FAILING TO MEET ESTABLISHED DEADLINES FOR THE COMPLETION OF SUCH TRIALS.

RISKS RELATED TO REGULATORY APPROVAL OF OUR PRODUCT CANDIDATES

      IF WE ARE NOT ABLE TO OBTAIN AND MAINTAIN REQUIRED REGULATORY APPROVALS, WE WILL NOT BE ABLE TO COMMERCIALIZE OUR PRODUCT CANDIDATES, AND OUR ABILITY TO GENERATE REVENUE WILL BE MATERIALLY IMPAIRED.

      OUR PRODUCT CANDIDATES MAY CAUSE UNDESIRABLE SIDE EFFECTS OR HAVE OTHER PROPERTIES THAT COULD DELAY OR PREVENT THEIR REGULATORY APPROVAL OR COMMERCIALIZATION.

      WE MAY NOT BE ABLE TO OBTAIN ORPHAN DRUG EXCLUSIVITY FOR OUR PRODUCT CANDIDATES. IF OUR COMPETITORS ARE ABLE TO OBTAIN ORPHAN DRUG EXCLUSIVITY FOR THEIR PRODUCTS THAT ARE THE SAME DRUG AS OUR PRODUCT CANDIDATES, WE MAY NOT BE ABLE TO HAVE COMPETING PRODUCTS APPROVED BY THE APPLICABLE REGULATORY AUTHORITY FOR A SIGNIFICANT PERIOD OF TIME.

      ANY PRODUCT FOR WHICH WE OBTAIN MARKETING APPROVAL COULD BE SUBJECT TO RESTRICTIONS OR WITHDRAWAL FROM THE MARKET AND WE MAY BE SUBJECT TO PENALTIES IF WE FAIL TO COMPLY WITH REGULATORY REQUIREMENTS OR IF WE EXPERIENCE UNANTICIPATED PROBLEMS WITH OUR PRODUCTS, WHEN AND IF ANY OF THEM ARE APPROVED.

BUSINESS

      OUR LEAD PRODUCT CANDIDATES

      AMIGAL FOR FABRY DISEASE -- EXISTING PRODUCTS FOR THE TREATMENT OF FABRY DISEASE AND POTENTIAL ADVANTAGES OF AMIGAL (THE FIRST AND FOURTH PARAGRAPHS ONLY)

      PLICERA FOR GAUCHER DISEASE -- EXISTING PRODUCTS FOR THE TREATMENT OF GAUCHER DISEASE AND POTENTIAL ADVANTAGES OF PLICERA (THE FIRST AND FOURTH PARAGRAPHS ONLY)

      AT2220 FOR POMPE DISEASE -- EXISTING PRODUCTS FOR THE TREATMENT OF POMPE DISEASE AND POTENTIAL ADVANTAGES OF AT2220 (THE FIRST AND THIRD PARAGRAPHS
      ONLY)

      GOVERNMENT REGULATION

      PHARMACEUTICAL PRICING AND REIMBURSEMENT

      We have relied with your approval solely upon our examination of the Designated Regulatory Provisions.

      We have assumed with your approval the accuracy and completeness of all statements of fact relating to the Company and the status of its products and you have not asked us to make, and we have not made, any independent investigations with regard to such matters for purposes of rendering the opinions herein. We have further assumed that with respect to the laws identified above, all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies or self regulatory bodies, applicable to this opinion letter, are generally available to lawyers practicing in the area of the FDA laws and are in a format that makes legal research reasonably feasible.

      Further, we have not independently verified, nor do we take any responsibility for, or are we in any way addressing, any statements of belief attributable to the Company or whether or not the Company is in compliance with the FDA Laws.

      This opinion is to the best of our knowledge and is based solely on matters of law as they pertain to FDA Laws, as implemented by FDA, and we express no opinion as to any other federal, state, local or foreign laws, statutes, regulations or ordinances.

      For purposes of this opinion, the expression "to the best of our knowledge" means the current actual knowledge of the attorneys in this firm who have been significantly involved in actively representing the Company, or in connection with matters related to the Offering, without having conducted any special investigation of factual matters in connection with this opinion letter.


      Based on, subject to, and limited by the foregoing, we are of the opinion that:

            (i) Insofar as the statements in the Designated Regulatory Provisions of the Registration Statement and Prospectus purport to describe or summarize applicable provisions of the FDA Laws, such statements fairly summarize such FDA Laws and are accurate in all material respects, subject to any qualifications set forth therein; and

            (ii) Nothing has come to our attention which causes us to believe that the Designated Regulatory Provisions, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     * * * *

      This opinion letter is given as of the date hereof and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Offering and should not be relied upon for any other purpose. Nothing herein should be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                    Sincerely,



                                    Hyman, Phelps & McNamara, P.C.



                                    By: [SIGNATURE OF DIRECTOR]
                                        -----------------------
                                    [PRINTED NAME OF DIRECTOR]

                                                                       EXHIBIT C


                             FORM OF LOCK-UP LETTER


                                 [SEE ATTACHED]

                                              ________________, 2007

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial center
New York, New York, 10080

As Representatives of the several Underwriters to be named in the within mentioned Underwriting Agreement

Ladies and Gentlemen:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN Stanley") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") in their capacity as representatives of the several underwriters referred to therein (together with Morgan Stanley and Merrill Lynch, the "UNDERWRITERS") with Amicus Therapeutics, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the Underwriters of shares (the "SHARES") of the Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (a) shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock as a bona fide gift or in connection with estate planning or by intestacy, or (c) distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited partners, members, stockholders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and
(ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand on the Company for or exercise any right with respect to, the registration of any shares of Common Stock or any security, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      If:

      (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

      (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      On or about the date hereof, Morgan Stanley and Merrill Lynch on behalf of Underwriters have received or will receive from certain other holders of shares of Common Stock written agreements setting forth terms similar to this agreement (the "LOCK-UP AGREEMENTS"). In the event that Morgan Stanley and Merrill Lynch on behalf of the Underwriters release for sale or other disposition for value any shares of Common Stock held by such other holders from the restrictions set forth in the Lock-Up Agreements, the same percentage of shares of Common Stock (i.e., percentage as compared to total outstanding share capital) held by the undersigned shall be immediately and fully released; provided that no shares of Common Stock held by the undersigned will be so released unless and until more than 3% of the Company's total outstanding shares of Common Stock in aggregate have been released from restrictions set forth in the Lock-Up Agreements; provided further that the undersigned will not be entitled to make any demand for or exercise any right with respect to the registration of such released shares of Common Stock until the expiration of this agreement. In the event that, as a result of the foregoing sentence, Morgan Stanley and Merrill Lynch release any shares of Common Stock from the restrictions set forth above, they shall use their commercially reasonable efforts to notify the undersigned within three business days that the same percentage of shares of Common Stock held by the undersigned has been released; provided that the failure to give such notice shall not give rise to any claim against or result in liability to Morgan Stanley, Merrill Lynch, or the Underwriters.

      The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters and there is no assurance that the Company and the Underwriters will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.

      This agreement shall automatically terminate upon the earliest to occur, if any, of (a) either Morgan Stanley and Merrill Lynch, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (b) termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, or (c) October 31, 2007, in the event that the Underwriting Agreement has not been executed by that date.


                                      Very truly yours,


                                      ------------------------------------------
                                      (Name)

                                      ------------------------------------------
                                      (Address)